Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

Zephyr Group, Inc.

Scottsdale, Arizona

We hereby consent to the use in the Form 1-A filed on July 13, 2023, of our report dated April 10, 2023, relating to the financial statements of Zephyr Group, Inc. as of and for the year ended June 30, 2022, which is contained in that Form 1-A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Form 1-A.

Certified Public Accountants

Phoenix, Arizona

July 13, 2023

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